UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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[ ]	Soliciting Material Pursuant to Section 240.14a-12

QUALCOMM INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 19, 2007

Dear Fellow Stockholder:

You are cordially invited to attend your Company’s annual meeting on Tuesday, March 13, 2007. The meeting will begin promptly at 9:30 a.m. local time at Copley Symphony Hall, 750 B Street, San Diego, California 92101. The meeting will commence with a discussion and voting on matters set forth in the accompanying Notice of Annual Meeting of Stockholders followed by presentations and a report on your Company’s 2006 performance.

Your vote is important, whether or not you plan to attend the meeting. PLEASE VOTE YOUR SHARES.

Instructions on how to vote can be found at the bottom of the Notice of Annual Meeting. You may vote over the Internet, by telephone or by mailing a proxy card as follows:

•	If you have Internet access, we encourage you to vote over the Internet at http://www.proxyvote.com. It is convenient for you and saves your company significant postage and processing costs;

•	If you vote using the telephone, have your proxy card available before dialing the toll-free number 1-800-690-6903; and

•	If you use the enclosed proxy card, it should be signed, dated and returned in the enclosed postage-paid envelope.

We encourage you to conserve natural resources, as well as reduce printing and mailing costs, by signing up for electronic delivery of our stockholder communications. For more information, see “Electronic Delivery of QUALCOMM Stockholder Communications” on page 2 of the enclosed Notice of Annual Meeting of Stockholders.

Please review the enclosed proxy materials carefully and send in your vote today. I look forward to seeing you in San Diego.

Your vote is very important to us. I urge you to vote “FOR” all proposals.

Please review the enclosed proxy materials carefully and vote today.

Sincerely,

Paul E. Jacobs
Chief Executive Officer

5775 Morehouse Drive
San Diego, California 92121-1714

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On March 13, 2007

To the Stockholders of QUALCOMM Incorporated:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of QUALCOMM Incorporated, a Delaware corporation (“QUALCOMM” or the “Company”), will be held at Copley Symphony Hall, 750 B Street, San Diego, California 92101, on Tuesday, March 13, 2007 at 8:30 a.m. local time for previewing product displays, and 9:30 a.m. local time for the following purposes:

1.	To elect six directors.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending September 30, 2007.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on January 12, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Paul E. Jacobs
Chief Executive Officer

San Diego, California
January 19, 2007

How You Can Vote

If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the three following methods:

•	Vote by Internet, by going to the web address http://www.proxyvote.com and following the instructions for Internet voting shown on the enclosed proxy card.

•	Vote by Telephone, by dialing 1-800-690-6903 and following the instructions for telephone voting shown on the enclosed proxy card.

•	Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

ELECTRONIC DELIVERY OF QUALCOMM STOCKHOLDER COMMUNICATIONS

The Company is pleased to offer to its stockholders the benefits and convenience of electronic delivery of annual meeting materials, including:

•	E-mail delivery of the proxy statement, annual report and related materials;

•	Stockholder voting on-line;

•	Reduction of the amount of bulky documents stockholders receive; and

•	Reduction of the Company’s printing and mailing costs associated with more traditional delivery methods.

The Company encourages you to conserve natural resources, as well as to reduce printing and mailing costs, by signing up for electronic delivery of QUALCOMM stockholder communications.

If you are a registered stockholder, or a broker or other nominee holds your QUALCOMM shares, and you would like to sign-up for electronic delivery, please visit www.icsdelivery.com/qcom/index.html to enroll. Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call QUALCOMM Investor Relations at 858-658-4813 or send email to ir@qualcomm.com.

PROXY STATEMENT

QUALCOMM INCORPORATED
5775 Morehouse Drive
San Diego, California 92121-1714

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
March 13, 2007

GENERAL MATTERS

The enclosed proxy is solicited on behalf of the Board of Directors or (the “Board”) of QUALCOMM Incorporated, a Delaware corporation (“QUALCOMM” or the “Company”), for use at the Annual Meeting of Stockholders to be held on Tuesday, March 13, 2007, at 9:30 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Copley Symphony Hall, 750 B Street, San Diego, California 92101. The Company intends to mail this proxy statement and accompanying proxy card on or about January 19, 2007 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares

Only holders of record of common stock at the close of business on January 12, 2007 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 1,656,199,220 shares of common stock.

Each holder of record of common stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon. If no choice is indicated on the proxy, the shares will be voted in favor of Proposals 1 and 2.

All votes will be counted by an independent inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Broker Non-Votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote those shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of independent accountants. Non-routine matters include actions on stock plans and most amendments to the Certification of Incorporation.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Corporate Secretary of the Company at the Company’s principal executive offices, 5775 Morehouse Drive, N-510F, San Diego, California 92121-1714, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Solicitation

The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. In addition, the Company has retained Morrow & Company to act as a proxy solicitor in conjunction with the meeting. The Company has agreed to pay that firm $7,500, plus reasonable out of pocket expenses, for proxy solicitation services. Solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2008 annual meeting of stockholders is September 21, 2007. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also September 21, 2007. Any such stockholder proposals must be submitted to the Company’s Corporate Secretary in writing at 5775 Morehouse Drive, N-510F, San Diego, California 92121-1714. Stockholders are also advised to review the Company’s bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. For further information see page 7.

Code of Ethics

The Company has adopted a code of ethics that applies to all QUALCOMM employees, including employees of QUALCOMM’s subsidiaries, as well as each member of the Board. The code of ethics is available at the Company’s website at http://investor.qualcomm.com/documentdisplay.cfm?DocumentID=458. To date, there have not been any waivers by the Company of the code of ethics. Any amendments to, or waivers under, the code of ethics which are required to be disclosed by the rules of the Securities Exchange Commission (“SEC”) will be disclosed on the Company’s website at http://investor.qualcomm.com/governance.cfm.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation and Bylaws provide that at the 2007 Annual Meeting, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2008 annual meeting of stockholders. At the 2008 annual meeting of stockholders, all directors shall be elected for a term expiring at the 2009 annual meeting of stockholders. At each annual meeting of stockholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of stockholders. Vacancies on the Board resulting from death, resignation, disqualification, removal or other causes may be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares of common stock or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board. Newly created directorships resulting from any increase in the number of directors may, unless the Board determines otherwise, be filled only by the affirmative vote of the directors then in office, even if less than a quorum of the Board. Any director elected in accordance with a vacancy shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

The Company’s Restated Certificate of Incorporation provides that the number of directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board. As part of its annual evaluation of its size, the Board, upon the recommendation of its Governance Committee, has decided to reduce the number of its members by four and, as a result, has adopted a resolution reducing the size of the Board to 11 directors effective as of the time stockholders vote on the election of directors at the Annual Meeting. Six seats on the Board, currently held by Barbara T. Alexander, Raymond V. Dittamore, Irwin Mark Jacobs, Sherry Lansing, Peter M. Sacerdote and Marc I. Stern, have terms expiring as of the Annual Meeting and these directors will stand for re-election at the Annual Meeting as nominees proposed by the Board.

If a quorum is present, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes have no effect on the vote. The six candidates receiving the highest number of affirmative votes of the shares of common stock entitled to be voted for such directors will be elected directors of the Company. Shares of common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares of common stock will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

The following table sets forth, for the Company’s directors continuing in office beyond this meeting and the nominees for election at this meeting, information with respect to their ages and background.

			Director
Name	Position With QUALCOMM	Age	Since

Directors nominated for election at the 2007 Annual Meeting of Stockholders:
Barbara T. Alexander	Director	58	2006
Raymond V. Dittamore	Director	63	2002
Irwin Mark Jacobs	Chairman of the Board	73	1985
Sherry Lansing	Director	62	2006
Peter M. Sacerdote	Director	69	1989
Marc I. Stern	Director	62	1994
Directors whose terms expire at the 2008 Annual Meeting of Stockholders:
Donald G. Cruickshank	Director	64	2005
Paul E. Jacobs	Chief Executive Officer	44	2005
Robert E. Kahn	Director	68	1997
Duane A. Nelles	Director	63	1988
Brent Scowcroft	Director	81	1994

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election at this Meeting

BARBARA T. ALEXANDER

Barbara T. Alexander, age 58, became a Director of the Company in July 2006. Ms. Alexander has been an independent consultant since February 2004. From October 1999 to January 2004 she was a Senior Advisor for UBS, and from January 1992 to September 1999 she was a Managing Director of Dillon Read & Co., Inc. In 1987, Salomon Brothers Inc. appointed Ms. Alexander the first female managing director in the company’s history. She currently serves on the boards of Harrah’s Entertainment, Centex Corporation and Freddie Mac. Ms. Alexander is a visiting fellow at the Joint Center for Housing Studies at Harvard University, has served on the boards of Habitat for Humanity International and Covenant House, and currently serves on the board of HomeAid America. She is a graduate of the University of Arkansas, Fayetteville, where she earned B.S and M.S. degrees in theoretical mathematics.

RAYMOND V. DITTAMORE

Raymond V. Dittamore, age 63, has served as a Director of the Company since December 2002. Mr. Dittamore is a retired audit partner of Ernst & Young LLP, an international accounting firm. Mr. Dittamore retired in 2001 after 35 years of service with that firm, including 14 years as the managing partner of the firms San Diego office. Mr. Dittamore is also a director of Invitrogen Corporation, Gen-Probe Incorporated, and Digirad Corporation. Mr. Dittamore received a B.S. degree from San Diego State University.

IRWIN MARK JACOBS

Irwin Mark Jacobs, age 73, one of the founders of the Company, has served as Chairman of the Board of Directors since it began operations in July 1985. He also served as Chief Executive Officer of the Company from

July 1985 to June 2005. Dr. Jacobs received a B.S. degree in Electrical Engineering from Cornell University and M.S. and Sc.D. degrees from the Massachusetts Institute of Technology. Dr. Irwin Jacobs is the father of Dr. Paul Jacobs, our Chief Executive Officer, and Jeffrey A. Jacobs, President of QUALCOMM Global Development.

SHERRY LANSING

Sherry Lansing, age 62, became a Director of the Company in September 2006. Ms. Lansing is the founder and chair of the Sherry Lansing Foundation, a philanthropic organization focusing on cancer research, health and education. From 1992 to 2005, she was the chair of the Motion Picture Group of Paramount Pictures where she oversaw the release of more than 200 films, including Academy Award® winners Forrest Gump, Braveheart and Titanic. From 1984 to 1990, she operated her own production company, Lansing Productions and co-founded Jaffe/Lansing Productions. In 1980, she became the film industry’s first female to oversee all aspects of a studio’s motion picture production when she was appointed president of production at 20th Century Fox. She holds additional trustee, chair and advisory positions with the Friends of Cancer Research, the American Association of Cancer Research, the American Red Cross Board of Governors, the Carter Center and Stop Cancer, a non-profit philanthropic group she founded in partnership with Dr. Armand Hammer. Ms. Lansing also is a regent of the University of California and serves as chair of the University Health Services Committee. She has earned the Woodrow Wilson Award for Corporate Citizenship, the Distinguished Community Service Award from Brandeis University, the Alfred P. Sloan, Jr. Memorial Award, the Horatio Alger Humanitarian Award and an honorary doctorate in fine arts from the American Film Institute. She received her B.S. degree from Northwestern University.

PETER M. SACERDOTE

Peter M. Sacerdote, age 69, became a Director of the Company in October 1989. Mr. Sacerdote has been the Chairman of Whale Rock Capital Management LLC, a hedge fund management company, since April 2006. From May 1999 until April 2006, he was an advisory director of Goldman, Sachs & Co. where he also served as chairman of the Investment Committee of its Principal Investment Area. In the five years prior to that time, he served as a limited partner of Goldman, Sachs Group, L.P. Mr. Sacerdote also serves as a director of Franklin Resources, Inc, a mutual fund management company and registered investment advisor and is a senior director of Goldman, Sachs & Co. Mr. Sacerdote received a B.E.E. degree from Cornell University and a M.B.A. degree from the Harvard Graduate School of Business Administration.

MARC I. STERN

Marc I. Stern, age 62, became a Director of the Company in February 1994. Mr. Stern is the Chairman of Société Générale’s Global Investment Management and Services (GIMS) North America unit. Prior to his appointment as Chairman of GIMS North America in September 2005, Mr. Stern served as president and a director of The TCW Group Inc. (TCW), an asset management firm based in Los Angeles. Société Générale acquired majority control of TCW in 2001. In addition to his role at GIMS, Mr. Stern is Vice Chairman of TCW. From 1988 to 1990, Mr. Stern served as president and a director of SunAmerica, Inc., a financial services company. Prior to joining SunAmerica, Mr. Stern was managing director and chief administrative officer of The Henley Group, Inc., a diversified manufacturing company, and prior thereto was senior vice president of Allied-Signal Inc., a diversified manufacturing company. Mr. Stern is also a director of TCW Funds, Inc., a registered investment company. Mr. Stern received a B.A. degree from Dickinson College, a M.A. degree from the Columbia University Graduate School of Public Law and Government and a J.D. degree from the Columbia University School of Law.

Directors Whose Terms Continue Until the 2008 Annual Meeting

DONALD G. CRUICKSHANK

Sir Donald Gordon Cruickshank, age 64, has served as a Director of the Company since June 2005. He was Chairman of Clinovia Group Ltd. from 2004 to 2006 and Formscape Group Ltd. from 2003 to 2006 and has been a member of the Financial Reporting Council, the body responsible in the U.K. for oversight of the Accountancy and Actuarial professions and for corporate governance standards, since 2002. Sir Donald has extensive experience in a number of areas, including European regulation and telecommunications. His career has included assignments at

McKinsey & Co. Inc., Times Newspapers, Virgin Group plc., Wandsworth Health Authority and the National Health Service in Scotland. Sir Donald served as Chairman of the London Stock Exchange plc. from 2000 to 2003 and as Director General of the U.K.’s Office of Telecommunications (Oftel) from 1993 to 1998. From 1997 to 2000 he served as Chairman of Action 2000, the U.K.’s Millennium Bug campaign. In 1998, Chancellor Gordon Brown appointed him as Chairman of the Government’s Review of the U.K. banking sector and from 1999 to 2004, he served as Chairman of SMG plc. one of Scotland’s leading broadcasters. Sir Donald is a member of the Institute of Chartered Accountants of Scotland and has received M.A. and L.L.D. degrees from the University of Aberdeen, and a M.B.A. degree from Manchester Business School.

PAUL E. JACOBS

Paul E. Jacobs, age 44, has served as a Director since June 2005 and as the Company’s Chief Executive Officer since July 2005. He served as Group President of the QUALCOMM Wireless & Internet Group from July 2001 to June 2005. In addition, he served as an Executive Vice President from February 2000 to June 2005. Dr. Jacobs holds a B.S. degree in Electrical Engineering and Computer Science, a M.S. degree in Electrical Engineering and a Ph.D. degree in Electrical Engineering and Computer Science from the University of California, Berkeley. Dr. Paul Jacobs is the son of Dr. Irwin Mark Jacobs, Chairman of QUALCOMM’s Board, and the brother of Jeffrey A. Jacobs, President of QUALCOMM Global Development.

ROBERT E. KAHN

Robert E. Kahn, age 68, became a Director of the Company in February 1997. Dr. Kahn is chairman, chief executive officer and president of the Corporation for National Research Initiatives (CNRI), which he founded in 1986. From 1972 to 1985, Dr. Kahn was employed at the U.S. Defense Advanced Research Projects Agency, where his last position was director of the Information Processing Techniques Office. From 1966 to 1972, Dr. Kahn was a senior scientist with Bolt Beranek and Newman, where he was responsible for the system design of the Arpanet, the first packet switched network. Dr. Kahn received numerous awards for his pioneering work on the Internet for which he received the 1997 National Medal of Technology and the 2005 Presidential Medal of Freedom. Dr. Kahn received a B.E.E. degree from the City College of New York and M.A. and Ph.D. degrees from Princeton University. Dr. Kahn holds numerous honorary degrees and is a member of the National Academy of Engineering and an Inductee of the National Inventors Hall of Fame.

DUANE A. NELLES

Duane A. Nelles, age 63, a certified public accountant, became a Director of the Company in August 1988. Mr. Nelles has been in the personal investment business since 1987. Prior to that time, Mr. Nelles was a partner in the international public accounting firm of Coopers & Lybrand, LLP, which he joined in 1968. He received a B.A. degree from Albion College and a M.B.A. degree from the University of Michigan.

BRENT SCOWCROFT

Brent Scowcroft, age 81, became a Director of the Company in December 1994. General Scowcroft is the president of The Scowcroft Group, Inc., an international business consulting firm he founded in June 1994. General Scowcroft is also the president of The Forum for International Policy, a non-profit organization he founded in 1993 that promotes American leadership and foreign policy. General Scowcroft served as Assistant to the President for National Security Affairs for President George H.W. Bush from January 1989 until January 1993; he also held that position for President Ford during his term. A retired U.S. Air Force lieutenant general, General Scowcroft served in numerous national security posts in the Pentagon and the White House prior to his appointments as Assistant to the President for National Security Affairs. General Scowcroft received a B.S. degree from West Point and M.A. and Ph.D. degrees from Columbia University and holds numerous honorary degrees.

Required Vote and Board Recommendation

If a quorum is present and voting, the six nominees for director receiving the highest number of votes will be elected as directors. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

Board Committees, Meetings and Attendance

During the fiscal year ended September 24, 2006, the Board held seven meetings. Raymond V. Dittamore has acted as the Company’s presiding independent director since the Board meeting immediately following the 2006 stockholders’ meeting. The Board currently has an Audit Committee, a Compensation Committee, a Governance Committee, a Finance Committee and a Strategic Committee. Committee assignments are re-evaluated annually and approved by the Board at its annual meeting that follows the annual meeting of stockholders in February or March of each year.

The Audit Committee.  The Audit Committee meets at least quarterly with the Company’s management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select and engage the independent accountants, assess the adequacy of the Company’s staff, management performance and procedures in connection with financial controls and receive and consider comments as to internal controls. The Audit Committee acts pursuant to a written charter adopted by the Board. The charter is available on the Company’s website at http://investor.qualcomm.com/documentdisplay.cfm?DocumentID=463. At the beginning of fiscal 2006, the Audit Committee was composed of Messrs. Nelles (Committee Chair) and Dittamore, and Dr. Atkinson and met six times during the fiscal year. Ms. Alexander joined the Audit Committee in September 2006. The Board has determined that all four members are audit committee financial experts as defined by SEC rules. All of the members of the Audit Committee are independent directors within the meaning of Rule 4200 of the National Association of Securities Dealers, Inc. (“NASD”) and SEC Rule 10A-3(b)(1)(ii). With respect to the determination of independence of Mr. Nelles under NASD Rule 4200, the Board considered the employment by the Company of Mr. Nelles’ two sons in non-executive officer positions that did not involve key strategic roles, as described below under the heading “Certain Transactions.” The Board also considered Mr. Nelles’ track record of decision-making and determined that the employment of Mr. Nelles’ sons had not interfered and would not interfere with the exercise of Mr. Nelles’ independent judgment in carrying out his duties as a director.

The Compensation Committee.  The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers and approves stock offerings under the Company’s 1996 Non-Qualified Employee Stock Purchase Plan and the 2001 Employee Stock Purchase Plan (collectively, the “Employee Stock Purchase Plans”), administers the Company’s 1991 Stock Option Plan, 2001 Stock Option Plan and 2006 Long-Term Incentive Plan (collectively, the “Stock Option Plans”) and otherwise determines compensation levels for the Chief Executive Officer, the Named Executive Officers (as listed in the Summary Compensation Table), the directors and other key employees and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee acts pursuant to a written charter adopted by the Board. The charter is available on the Company’s website at http://investor.qualcomm.com/documentdisplay.cfm?DocumentID=462. At the beginning of fiscal 2006, the Compensation Committee was composed of Messrs. Dittamore (Committee Chair) and Stern and Dr. Atkinson. General Scowcroft joined the Compensation Committee during the fiscal year. The Compensation Committee met five times during the 2006 fiscal year. All of the members of the Compensation Committee are independent directors within the meaning of Rule 4200 of the NASD and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Governance Committee.  The Governance Committee reviews, approves and oversees various corporate governance related policies and procedures applicable to the Company. The Committee also reviews and evaluates the effectiveness of the Company’s executive development and succession planning processes, as well as provides active leadership and oversight with respect to these processes. In addition, the Committee evaluates and recommends nominees for membership on the Company’s Board and its committees. The Governance Committee acts pursuant to a written charter adopted by the Board. The charter is available on the Company’s website at http://investor.qualcomm.com/documentdisplay.cfm?DocumentID=461. At the beginning of fiscal 2006, the Governance Committee was composed of Messrs. Stern (Committee Chair), Nelles and Sacerdote, Sir Donald Cruickshank, General Scowcroft, and Dr. Kahn. General Scowcroft, Dr. Kahn and Mr. Nelles were reassigned to other committees during the fiscal year. The Governance Committee met seven times during the 2006 fiscal year. All of the members of the Governance Committee are independent directors within the meaning of Rule 4200 of the NASD.

The Finance Committee.  The Finance Committee reviews the Company’s financial position, cash management, dividend and stock repurchase programs, securities issuances, acquisitions and other major strategic investment decisions. The Finance Committee acts pursuant to a written charter adopted by the Board. The charter is available on the Company’s website at http://investor.qualcomm.com/documentdisplay.cfm?DocumentID=464. At the beginning of fiscal 2006, the Finance Committee was composed of Messrs. Sacerdote (Committee Chair) and Sulpizio, and Ambassador Dougan. During the fiscal year, Ms. Coffman and Mr. Nelles joined the Finance Committee. The Finance Committee met seven times during the 2006 fiscal year.

The Strategic Committee.  The Strategic Committee monitors the development and implementation of the Company’s business and research and development strategies. It works with management in identifying and developing Board focus on issues and recommendations which will further the Company’s long and short term strategic planning. The Strategic Committee acts pursuant to a written charter adopted by the Board. The charter is available on the Company’s website at http://investor.qualcomm.com/documentdisplay.cfm?DocumentID=465.  At the beginning of fiscal 2006, the Strategic Committee was composed of Ambassador Dougan (Committee Chair), Drs. Irwin Mark Jacobs and Kahn, Mr. Sulpizio and General Scowcroft. During the year, Dr. Irwin Mark Jacobs became Committee Chair and Dr. Paul E. Jacobs joined the Strategic Committee. The Strategic Committee met four times during the 2006 fiscal year.

During the fiscal year ended September 24, 2006, each Board member attended at least 75% of the aggregate of the meetings of the Board, and of the committees on which he or she served, held during the period for which he or she was a Board or Committee member, respectively.

Director Nominations

The Company’s Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board at the Company’s annual meeting of stockholders. The Board has also adopted a formal policy concerning stockholder recommendations of Board candidates to the Governance Committee. This policy is set forth in the Company’s Corporate Governance Principles and Practices, which is available on the Company’s website at http://investor.qualcomm.com/documentdisplay.cfm?DocumentID=460. Under this policy the Governance Committee will review a reasonable number of candidates recommended by a single stockholder who has held over 1% of the Company’s stock for over one year and who satisfies the notice, information and consent requirements set forth in the Company’s Bylaws. To recommend a nominee for election to the Board, a stockholder must submit his or her recommendation to the Corporate Secretary at the Company’s corporate offices at 5775 Morehouse Drive, N-510F, San Diego, California 92121-1714. A stockholder’s recommendation must be received by the Company prior to the date set forth above under “Stockholder Proposals.” A stockholder’s recommendation must be accompanied by the information with respect to stockholder nominees as specified in the bylaws, including among other things, the name, age, address and occupation of the recommended person, the proposing stockholder’s name and address and the number of shares beneficially owned by the stockholder. The proposing stockholder must also provide evidence of owning the requisite shares of Company stock for over one year. Candidates so recommended will be reviewed using the same process and standards for reviewing Governance Committee recommended candidates.

In evaluating director nominees, the Governance Committee considers the following factors:

•	the appropriate size of the Board;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience in political affairs;

•	experience with accounting rules and practices;

•	appreciation of the relationship of the Company’s business to the changing needs of society;

•	the nominee’s other commitments, including the other boards on which a nominee serves; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Governance Committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Governance Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing there are no stated minimum criteria for director nominees, although the Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Governance Committee does, however, believe it appropriate for at least one, and preferably several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under NASD rules. The Governance Committee also believes it is in the stockholders’ best interest for certain key members of the Company’s current and former management to participate as members of the Board.

The Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Governance Committee or the Board decides not to re-nominate a member for re-election, the Governance Committee identifies the desired skills and experience of a new nominee based on the criteria above. Current members of the Governance Committee and Board are polled for suggestions as to individuals meeting the criteria of the Governance Committee. Research may also be performed to identify qualified individuals. The Company has, in the past, engaged a third party to identify and evaluate potential nominees.

Majority Voting, Stock Ownership Guidelines and Other Matters

The Company has also adopted a “Majority Voting” policy as a part of its Corporate Governance Principles and Practices. Under this policy, if a director receives in an uncontested election a greater number of “withhold” votes than votes cast “for” his or her election, the Governance Committee will undertake a prompt evaluation of the appropriateness of the director’s continued service on the Board. In performing this evaluation, the Governance Committee will review all factors it deems relevant, including the stated reasons why votes were withheld, the director’s length of service, his or her past contributions to the Company and the availability of other qualified candidates. The Governance Committee will then make its recommendation to the Board. The Board will review the Governance Committee’s recommendation and consider such further factors and information as it deems relevant. Under this policy, the Governance Committee will make its recommendation and the Board will act on the Governance Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting. If the Board determines remedial action is appropriate, the director shall promptly take whatever action is requested by the Board. If the director does not promptly take the recommended remedial action or if the Board determines that immediate resignation is in the best interests of the Company and its stockholders, the director shall promptly tender his or her resignation upon request from the Board. The Company will publicly disclose the Board’s decision within four business days by filing a Current Report on Form 8-K with the SEC, providing an explanation of the process by which the decision was reached, and, if applicable, the reason for not requesting the director’s resignation. The director in question will not participate in the Governance Committee’s or the Board’s analysis.

The Company has adopted stock ownership guidelines for its non-employee directors and executive officers to help ensure that they each maintain an equity stake in the Company, and by doing so, appropriately link their interests with those of the other stockholders. The guideline for executive officers is based on a multiple of the executive’s base salary, ranging from two to five times, with the size of the multiple based on the individual’s position. Only shares actually owned (as shares or as deferred units) count towards the requirement. Executives are required to achieve these stock ownership levels within five years of becoming an executive, or (in the case of persons who were executive officers at the time these guidelines were adopted) by September 2011. For non-employee directors, the guideline is three times the annual cash retainer for Board service. Non-employee directors are required to achieve this ownership level within five years of joining the Board, or (in the case of non-employee directors serving on the Board at the time the guidelines were adopted) by September 2011. In addition to the preceding ownership guidelines, all directors are expected to own shares of the Company’s common stock within one year of joining the Board.

Communications with Directors

The Company has adopted a formal process for stockholder communications with the Board. This process is also set forth in the Company’s Corporate Governance Principles and Practices. Stockholders who wish to communicate to the Board should do so in writing to the following address:

[Name of Director(s) or Board of Directors]
QUALCOMM Incorporated
Attn: General Counsel
5775 Morehouse Drive, N-510F
San Diego, California 92121-1714

The Company’s General Counsel logs all such communications and forwards those not deemed frivolous, threatening or otherwise inappropriate to the Chair of the Governance Committee for distribution.

Annual Meeting Attendance

The Company’s Corporate Governance Principles and Practices sets forth a policy on director attendance at annual meetings. Directors are encouraged to attend absent unavoidable conflicts. All of the then-sitting directors attended the Company’s last annual meeting.

Director Independence

The Board has determined that, except as noted below, all of the members of the Board are “independent directors” within the meaning of Rule 4200 of the NASD. Dr. Irwin Mark Jacobs and Dr. Paul E. Jacobs are not considered independent because both are employed by the Company as executive officers, and Dr. Irwin Mark Jacobs’ son and Dr. Paul E. Jacobs’ brother Jeffrey A. Jacobs is the President of QUALCOMM Global Development and an executive officer. Mr. Richard Sulpizio is not considered independent because of his recent employment relationships with the Company and its subsidiary, MediaFLO USA, Inc.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending September 30, 2007, and the Board has directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s consolidated financial statements since the Company commenced operations in 1985. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Fees for Professional Services

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended September 24, 2006 and September 25, 2005 and fees for other services rendered by PricewaterhouseCoopers LLP during those periods. Certain prior year amounts have been reclassified to conform to the current year presentation.

	Fiscal 2006	Fiscal 2005

Audit Fees(1)	$4,204,000	$3,513,000
Audit-Related Fees(2)	1,539,000	1,209,000
Tax Fees	—	—
All Other Fees(3)	6,000	6,000

Total	$5,749,000	$4,728,000

(1)	Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2)	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees principally related to licensee contract compliance.

(3)	All Other Fees consist of fees for products and services other than the services reported above. These services include fees related to technical publications purchased from the independent accountant.

Fees for accounting services rendered by other professional service firms during fiscal 2006 and 2005 were $6,391,000 and $5,337,000, respectively.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Accountant

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax fees, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to certain committee members when expedition of services is necessary. The independent accountants and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval delegation, and the fees for the services performed to date. None of the fees paid to the independent accountants during fiscal 2006 and 2005, under the categories Audit-Related and All Other fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.

Required Vote and Board Recommendation

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2007.

STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of December 15, 2006 by: (i) each director and nominee for director; (ii) each of the executive officers of the Company named in the Summary Compensation Table under “Compensation of Executive Officers” (the “Named Executive Officers”); and (iii) all executive officers and directors of the Company as a group. Based on currently available Schedules 13D and 13G filed with the SEC, the Company does not know of any beneficial owners of more than 5% of its common stock.

	Amount and Nature of
	Beneficial Ownership(1)
	Number of	Percent of
Name of Beneficial Owner	Shares	Class

Paul E. Jacobs(2)	4,100,963	*
Steven R. Altman(3)	1,941,787	*
Sanjay K. Jha(4)	1,682,407	*
William E. Keitel(5)	1,011,210	*
Roberto Padovani(6)	1,530,333	*
Barbara T. Alexander(7)	5,000	*
Richard C. Atkinson(8)	700,788	*
Adelia A. Coffman(9)	484,366	*
Donald G. Cruickshank(10)	16,633	*
Raymond V. Dittamore(11)	62,599	*
Diana Lady Dougan(12)	483,866	*
Irwin Mark Jacobs(13)	35,763,807	2.15%
Robert E. Kahn(14)	561,866	*
Sherry Lansing	0	*
Duane A. Nelles(15)	369,206	*
Peter M. Sacerdote(16)	1,412,466	*
Brent Scowcroft(17)	566,450	*
Marc I. Stern(18)	1,049,106	*
Richard Sulpizio(19)	595,546	*
All Executive Officers and Directors as a Group (24 persons)(20)	57,121,341	3.40%

*	Less than 1%.

(1)	This table is based upon information supplied by officers and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 1,653,606,046 shares outstanding on December 15, 2006, adjusted as required by rules promulgated by the SEC.

(2)	Includes 1,044,040 shares held in family trusts, 106,941 shares held for the benefit of Dr. Paul E. Jacobs’ children, 8,634 shares held jointly with his spouse and 400,000 shares held in a Grantor Retained Annuity Trust for the benefit of Dr. Paul E. Jacobs and his spouse. Dr. Paul E. Jacobs disclaims all beneficial ownership for the shares held in trust for the benefit of his children. Also includes 2,541,348 shares issuable upon exercise of options exercisable within 60 days of which 756,000 shares are held in trusts for the benefit of Dr. Paul E. Jacobs and/or his spouse and 1,041 are held by Dr. Paul E. Jacobs’ spouse.

(3)	Includes 179,288 shares held in family trusts and 1,762,499 shares issuable upon exercise of options exercisable within 60 days.

(4)	Includes 23,891 shares held in family trusts and 1,658,516 shares issuable upon exercise of options exercisable within 60 days.

(5)	Includes 1,005,416 shares issuable upon exercise of options exercisable within 60 days.

(6)	Consists of 1,530,333 shares issuable upon exercise of options exercisable within 60 days.

(7)	Includes 5,000 shares held in family trusts.

(8)	Includes 264,542 shares held in a Grantor Retained Annuity Trust for the benefit of Dr. Richard C. Atkinson and his spouse, and 65,280 shares held in trust for the benefit of relatives. Also includes 370,966 shares issuable upon exercise of options exercisable within 60 days.

(9)	Includes 210,500 shares held in family trusts. Also includes 273,866 shares issuable upon exercise of options exercisable within 60 days.

(10)	Consists of 16,633 shares issuable upon exercise of options exercisable within 60 days.

(11)	Includes 7,400 shares held in family trusts. Also includes 55,199 shares issuable upon exercise of options exercisable within 60 days.

(12)	Consists of 483,866 shares issuable upon exercise of options exercisable within 60 days.

(13)	Includes 9,114,303 shares held in family trusts and 17,789,798 shares held in a Grantor Retained Annuity Trust for the benefit of Dr. Irwin Mark Jacobs and his spouse. Dr. Irwin Mark Jacobs shares voting power with his spouse for shares owned through these trusts. Also includes 8,859,706 shares issuable upon exercise of options exercisable within 60 days, of which 1,458,622 shares are held in trusts for the benefit of Dr. Irwin Mark Jacobs and/or his spouse and 1,623,378 shares are held by Dr. Irwin Mark Jacobs’ spouse.

(14)	Includes 489,866 shares issuable upon exercise of options exercisable within 60 days.

(15)	Includes 111,340 shares held in family trusts. Also includes 257,866 shares issuable upon exercise of options exercisable within 60 days.

(16)	Includes 114,600 shares held by The Peter M. Sacerdote Investment Partners, L.P., a family partnership, with Peter M. Sacerdote as General Partner and 480,000 shares owned by the Peter M. Sacerdote Foundation. Mr. Sacerdote disclaims all beneficial ownership for the shares owned by the Foundation. Also includes 97,866 shares issuable upon exercise of options exercisable within 60 days.

(17)	Includes 417,866 shares issuable upon exercise of options exercisable within 60 days.

(18)	Includes 704,500 shares held by the Beatrice B. Corporation of which Mr. Stern is the president and sole owner, and 162,576 shares owned through a grantor trust, of which Mr. Stern is the trustee. Also includes 182,030 shares issuable upon exercise of options exercisable within 60 days.

(19)	Includes 846 shares held in family trusts and 16,800 shares held for the benefit of Mr. Sulpizio’s children. Also includes 577,900 shares issuable upon exercise of options exercisable within 60 days of which 1,368 shares are held in trusts for the benefit of Mr. Sulpizio’s children for which Mr. Sulpizio’s spouse is the trustee.

(20)	Includes 24,416,788 shares issuable upon exercise of options exercisable within 60 days for all directors and executive officers as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-10-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 24, 2006, all Section 16(a) filing requirements were complied with except for the following: a gift reported late by Adelia A. Coffman; a sale of stock reported late by Jeffrey A. Jacobs; an option exercise reported late by Louis Lupin; and the sale of fractional shares reported late by Raymond V. Dittamore.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation of Directors

Only non-employee directors receive director fees. During fiscal 2006, each non-employee director received the following compensation:

•	An annual retainer of $50,000, paid quarterly (and pro rated for partial years of service);

•	A Board meeting fee of $2,000 for each Board meeting attended ($1,000 for attendance by telephone);

•	A Board committee meeting fee of $1,500 for each Board committee meeting attended (including attendance by telephone); and

•	The Chair of each Board committee received a fee of $7,500 per year, except the Audit Committee Chair received a fee of $15,000 per year.

The following table presents the compensation earned or paid by the Company to the non-employee directors for the fiscal year ended September 24, 2006.

Non-Employee Director Compensation Table

	Annual
	Cash	Board/Committee	Committee		Stock Underlying
Name	Retainer	Meeting Fees	Chair Fees	Total	Options Granted

Barbara T. Alexander	$8,423	$4,000	$—	$12,423	40,000
Richard C. Atkinson	50,000	29,500	—	79,500	18,000
Adelia A. Coffman	50,000	19,000	—	69,000	18,000
Donald G. Cruickshank	50,000	23,500	—	73,500	18,000
Raymond V. Dittamore	50,000	29,500	7,500	87,000	18,000
Diana Lady Dougan	50,000	29,500	—	79,500	18,000
Robert E. Kahn	50,000	23,500	—	73,500	18,000
Sherry Lansing	1,222	—	—	1,222	40,000
Duane A. Nelles	50,000	31,000	15,000	96,000	18,000
Peter M. Sacerdote	50,000	31,500	7,500	89,000	18,000
Brent Scowcroft	50,000	25,000	—	75,000	18,000
Marc I. Stern	50,000	30,000	7,500	87,500	18,000
Richard Sulpizio	37,500	20,500	—	58,000	18,000

Beginning in calendar 2006, a non-employee director may elect to defer his or her cash fees under the Company’s Executive Retirement Contribution Plan. Mr. Stern elected to defer all his cash fees in 2006.

When traveling from out-of-town, the members of the Board are also eligible for reimbursement for their travel expenses incurred in connection with attendance at Board meetings and Board committee meetings. The Company has encouraged directors to invite their spouses to the annual meeting of stockholders and has reimbursed travel expenses for spouses to attend that meeting. These amounts are not included in the table above. Employee directors do not receive any compensation for their participation in Board meetings or Board committee meetings.

Charitable Gifts Matching Program

Each non-employee director of the Company is eligible to participate in a charitable gifts matching program in which the Company will match (up to $50,000 annually) a non-employee directors’ contribution to a qualified, eligible Internal Revenue Service (IRS) recognized nonprofit organization.

Stock Option Program

Each non-employee director of the Company is eligible to receive stock option grants under the Company’s 2006 Long-Term Incentive Plan (the “2006 LTIP”) which replaced the 2001 Non-Employee Directors’ Stock Option Plan.

As part of the non-employee directors’ compensation program in effect at the beginning of fiscal 2006, the Compensation Committee granted initial options to purchase 40,000 shares of the Company’s common stock to non-employee directors upon first joining the Board (except that a director who was an employee of the Company or certain related entities or designated affiliates and who subsequently becomes a non-employee director as a result of the termination of such employment shall not be eligible to receive an initial option) and annual options to purchase 18,000 shares of the Company’s common stock at the time of each annual meeting to non-employee directors who continue to serve on the Board. A non-employee director who received an initial option within 270 days prior to the annual meeting was not eligible to receive such annual option.

All options granted have exercise prices equal to the fair market value of the underlying common stock on the date of grant and generally vest over five years. The term of all options is 10 years, but such options generally terminate 30 days after the optionee ceases to be a non-employee director, employee or consultant. In the event that an optionee terminates service due to the optionee’s (i) retirement at age 70 or older and after nine years of service on the Board or (ii) due to permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code, the option will terminate only upon expiration of the option term. In the event that an optionee terminates service due to the optionee’s death or due to the optionee’s termination due to permanent and total disability or retirement and such termination is followed by death, the vesting of all unvested shares will be accelerated in full as of the date of the optionee’s death and the option may be exercised in full at any time within one year of such termination or upon the original expiration date, whichever is earlier. In addition to the foregoing, the vesting of options granted accelerates in connection with specified change of control transactions.

During the fiscal year ended September 24, 2006, under the 2006 LTIP, annual options to purchase an aggregate of 198,000 shares of the Company’s common stock were granted to non-employee directors serving on the Board on March 7, 2006 (the annual meeting date) and initial options to purchase 40,000 shares of the Company’s common stock were granted to Barbara T. Alexander and Sherry Lansing on July 31, 2006 and September 18, 2006, respectively, in connection with their appointment to the Board.

Changes to the Non-Employee Director Compensation Program

Early in fiscal 2007 the Compensation Committee approved the following changes, effective April 1, 2007, to the non-employee directors’ compensation program. The Committee:

a. Replaced the combination of an initial stock option award granted upon election to the Board and subsequent annual awards with a single annual award prorated in the first year of a director’s service. The committee agreed to apply the previous option program to candidates who were under consideration for Board service at the time of the committee’s September 6, 2006 meeting.

b. Changed the vesting schedule of the annual grant from five-year graded vesting to a one-year cliff vesting with a requirement to hold options, or net shares after-tax, for at least three years following the grant (or for at least six months after leaving the Board, if sooner). Vested options remain exercisable until the sooner of three years following separation from the Board or the expiration of the ten-year option term. The change to the vesting schedule aligns that term with the Directors’ annual Board service. The longer post-Board service exercise period enhances director independence by neutralizing the effect of market timing on continued Board service decisions. The holding requirement supports the objective of aligning directors’ interests with those who intend long-term ownership participation in QUALCOMM stock.

c. Made the directors subject to stock ownership guidelines (see the earlier section “Majority Voting, Stock Ownership Guidelines and Other Matters”).

d. Increased the annual retainer from $50,000 to $100,000. Directors may elect to receive all, or a portion of the annual retainer (paid in four equal quarterly installments) in cash and/or in tax-deferred stock units under the Company’s 2006 LTIP. The number of stock units received will be calculated based on the fair market value of the Company’s common stock (as defined by the 2006 LTIP) on the last trading day of the last month of the quarter. Stock units will generally settle three years from grant, unless further deferred. Directors may also defer their retainer under the Company’s Executive Retirement Contribution Plan.

e. Increased Board committee chair retainers by $2,500 annually.

A comparison of the fiscal year 2006 and 2007 non-employee director compensation program follows.

Non-Employee Director Compensation Program

Component	2006 Program	2007 Program

Board Service
Annual Retainer(1)	$50,000	$100,000
Meeting Fee(2)	$2,000	$2,000
Committee Service
Chair Retainer
Audit Committee	$15,000	$17,500
Other Committees	$7,500	$10,000
Meeting Fee	$1,500	$1,500
Equity Compensation
Stock Options at election (underlying shares)	40,000	0
Annual Stock Option Grant (underlying shares)(3)	18,000	14,000
Charitable Gifts Matching Program (Annual Maximum)(4)	$50,000	$50,000

(1)	May elect to receive retainer in cash and/or tax deferred stock units. Retainer and other cash compensation may be deferred under the Executive Retirement Contribution Plan.

(2)	$1,000 for telephonic attendance.

(3)	See discussion above for changes to the vesting schedule and new holding requirements.

(4)	The Company will match, up to $50,000 annually, a director’s contribution to a qualified, eligible IRS recognized nonprofit organization.

Compensation of Executive Officers

Summary Compensation Table

The following table shows, for each of the three fiscal years ended September 24, 2006, September 25, 2005 and September 26, 2004 compensation awarded or paid to, or earned by the Named Executive Officers:

				Long-Term
				Compensation
				Securities
		Annual Compensation(1)		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options (#)	Compensation(2)

Paul E. Jacobs	2006	$1,007,699	$1,650,000	900,000	$141,106
Chief Executive Officer	2005	650,016	500,000	1,400,000	154,645
	2004	531,743	984,525	400,000	105,606
Steven R. Altman	2006	749,236	1,130,000	620,000	115,820
President	2005	604,243	450,000	1,150,000	151,183
	2004	510,624	975,000	400,000	100,436
Sanjay K. Jha	2006	688,464	1,000,000	565,000	107,173
Executive Vice President and	2005	575,011	425,000	1,100,000	149,909
Group President, QUALCOMM CDMA Technologies(3)	2004	488,280	976,500	400,000	100,466
William E. Keitel	2006	576,939	710,000	475,000	83,714
Executive Vice President and	2005	482,702	350,000	400,000	116,518
Chief Financial Officer	2004	455,679	750,000	280,000	148,048
Roberto Padovani	2006	459,235	325,000	300,000	61,049
Executive Vice President and	2005	421,542	200,000	300,000	86,581
Chief Technology Officer	2004	367,928	550,000	280,000	151,280

(1)	As permitted by rules established by the SEC, no amounts are shown with respect to certain “perquisites” where such amounts do not exceed in the aggregate the lesser of 10% of salary plus bonus or $50,000.

(2)	Includes the other compensation as indicated in the table below.

(3)	Dr. Sanjay K. Jha assumed additional responsibilities as Chief Operating Officer effective December 11, 2006.

		Company	Executive
		Matching	Retirement
		401(k)	Stock	Total Other
Name	Year	Contributions	Matching(1)	Compensation

Paul E. Jacobs	2006	$5,175	$135,931	$141,106
	2005	5,075	149,570	154,645
	2004	4,975	100,631	105,606
Steven R. Altman	2006	5,175	110,645	115,820
	2005	5,075	146,108	151,183
	2004	4,975	95,461	100,436
Sanjay K. Jha	2006	5,175	101,998	107,173
	2005	5,075	144,834	149,909
	2004	4,975	95,491	100,466
William E. Keitel	2006	5,675	78,039	83,714
	2005	5,506	111,012	116,518
	2004	5,550	142,498	148,048
Roberto Padovani	2006	5,675	55,374	61,049
	2005	5,475	81,106	86,581
	2004	5,475	145,805	151,280

(1)	The Company has a voluntary deferred compensation plan that allows eligible executives to defer up to 100% of their income on a pre-tax basis. The Company will match in stock, subject to vesting, up to 10% of eligible income. The values stated above are the values of the Company’s quarterly contributions on their respective dates of contribution. Company contributions begin vesting based on certain minimum participation or service requirements, and are fully vested at age 65. After the end of a full year’s contribution, that contribution will then vest over a four-year period in equal installments of 25% per year. Executive and Company contributions are unsecured and subject to the general creditors of the Company.

Stock Option Grants in Last Fiscal Year

The following table contains information concerning the stock option grants made to each of the Named Executive Officers for the fiscal year ended September 24, 2006.

	Individual Grants				Potential Realized
	Number of	% of Total			Value at Assumed Annual
	Securities	Options			Rates of Stock Price
	Underlying	Granted to			Appreciation for
	Options	Employees in	Exercise Price	Expiration	Option Term(2)
Name	Granted(1)	Fiscal Year	per Share	Date	5%	10%

Paul E. Jacobs	900,000	2.4%	$44.02	11/03/15	$24,906,922	$63,114,060
Steven R. Altman	620,000	1.7%	44.02	11/03/15	17,158,102	43,478,574
Sanjay K. Jha	565,000	1.5%	44.02	11/03/15	15,636,012	39,621,604
William E. Keitel	475,000	1.3%	44.02	11/03/15	13,145,320	33,310,198
Roberto Padovani	300,000	0.8%	44.02	11/03/15	8,302,307	21,038,020

(1)	Options were granted under the 2001 Stock Option Plan and have a grant price that is equal to the fair market value on the date of grant. Such options vest according to the following schedule: 10% of the shares subject to the option will vest on the six-month anniversary of the date of grant, with ratable monthly vesting thereafter. Generally, vesting is contingent upon continued service with the Company. Options granted under the Company’s stock option plans generally have a maximum term of 10 years.

(2)	Potential gains are net of exercise price, but before taxes associated with exercise. These theoretical amounts represent certain assumed rates of appreciation only, in accordance with the SEC’s rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Values

The following table sets forth information concerning option exercises and option holdings by each of the Named Executive Officers for the fiscal year ended September 24, 2006.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired		Options Held at		In-the-Money Options at
	on	Value	September 24, 2006		September 24, 2006(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul E. Jacobs	602,000	$15,763,571	2,232,265	2,075,335	$12,619,886	$8,148,322
Steven R. Altman	475,000	10,824,428	1,517,165	1,632,835	5,057,448	7,053,787
Sanjay K. Jha	246,000	8,376,964	1,443,431	1,601,169	13,408,514	8,269,186
William E. Keitel	187,000	6,450,790	866,665	871,335	6,697,599	3,627,371
Roberto Padovani	340,000	9,279,414	1,400,332	669,668	7,405,091	3,607,983

(1)	Represents the closing price per share of the underlying shares on the last day of the fiscal year less the option exercise price multiplied by the number of shares. The closing price per share was $37.86 on the last trading day of the fiscal year as reported on the NASDAQ Global Select Market.

Information about employee and executive stock option grants from fiscal 2003 through fiscal 2006 is as follows (number of shares in millions):

	2006	2005	2004	2003

Total shares underlying options granted	35	35	31	34
Less shares underlying cancelled options	(3)	(6)	(4)	(9)

Net shares underlying granted options	32	29	27	25
Total shares underlying options granted to Named Executive Officers	3	5	2	2
Net shares underlying grants during the period as % of outstanding shares(1)	1.9%	1.8%	1.7%	1.6%
Grants to Named Executive Officers as % of total shares underlying options granted(2)	8.2%	13.9%	7.0%	6.7%
Grants to Named Executive Officers as % of outstanding shares(1)(2)	0.2%	0.3%	0.1%	0.1%
Cumulative shares underlying options held by Named Executive Officers as % of total options outstanding(1)	7.1%	12.0%	10.8%	10.5%

(1)	Calculated based on outstanding shares or options, as applicable, as of the beginning of each period.

(2)	Includes the one-time grants to Drs. Paul E. Jacobs and Sanjay K. Jha and Mr. Steven R. Altman for their promotions in 2005. Excluding this event, the grants to Named Executive Officers as a percent of total shares underlying options granted and as a percent of total outstanding shares for 2005 would have been 8.6% and 0.2%, respectively.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the equity compensation plans as of September 24, 2006 (number of shares in thousands):

	Number of Shares to
	be Issued Upon	Weighted Average	Number of Shares
	Exercise of	Exercise Price of	Remaining Available
Plan Category	Outstanding Options	Outstanding Options	for Future Issuance

Equity compensation plans approved by stockholders(1)	198,601	$29.31	78,450	(2)
Equity compensation plans not approved by stockholders	—	—	64	(3)
Total(4)	198,601	$29.31	78,514

(1)	Consists of seven plans: the Company’s 1991 Stock Option Plan, 2001 Stock Option Plan, 2006 Long-Term Incentive Plan, 1998 Non-Employee Directors’ Stock Option Plan, 2001 Non-Employee Directors’ Stock Option Plan, 2001 Employee Stock Purchase Plan, and the Executive Retirement Matching Contribution Plan.

(2)	Includes 13,161,839 shares reserved for issuance under the 2001 Employee Stock Purchase Plan and 65,287,777 shares reserved for issuance under the 2006 Long-Term Incentive Plan.

(3)	Consists solely of shares issuable under the Company’s 1996 Non-Qualified Employee Stock Purchase Plan, which allows eligible employees to purchase shares of common stock at 85% of the lower of the fair market value on the first or the last day of each six-month offering period. Employees may authorize the Company to withhold up to 15% of their compensation during any offering period, subject to certain limitations.

(4)	Excludes options assumed in connection with mergers and acquisitions. Approximately 3,530,000 shares of the Company’s common stock were issuable upon exercise of these assumed options. These options have a weighted average exercise price of $21.15 per share. No additional options may be granted under these assumed arrangements.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

None of the members of the Company’s Compensation Committee are, or have been, an employee or officer of the Company. During fiscal 2006, no member of the Compensation Committee had any relationship with the

Company requiring disclosure under Item 404 of Regulation S-K. During fiscal 2006, none of the Company’s executive officers served on the compensation committee (or equivalent) or Board of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.

CERTAIN TRANSACTIONS

During fiscal 2006, the Company employed the family members of certain directors and executive officers described below. All of the following family members under the Company’s employ were adults who did not live with the related director or executive officer. Each family member below is compensated according to standard Company practices, including participation in the Company’s employee benefit plans generally made available to employees of a similar responsibility level. The Company does not view any of the directors or executive officers listed below as having a beneficial interest in the described transactions that is material to them or the Company. Moreover, none of the following directors or executive officers believe that they have a direct or indirect material interest in the employment relationships of the listed family members. Options described below were granted under the Company’s 2001 Stock Option Plan or the 2006 Long-Term Incentive Plan and have a grant price that is equal to the fair market value on the date of grant. Such options vest according to the following schedule: 10% of the shares subject to the option vest on the six-month anniversary of the date of grant, with ratable monthly vesting over the remaining five-year vesting period. Generally, vesting is contingent upon continued service with the Company. Options granted under any of the Company’s stock option plans generally have a maximum term of 10 years.

Dr. Paul E. Jacobs and Jeffrey A. Jacobs are the sons of Dr. Irwin Mark Jacobs, Chairman of the Board. Dr. Paul E. Jacobs was compensated as described above under the heading “Executive Compensation and Other Matters.” Dr. Irwin Mark Jacobs serves as the Company’s Chairman of the Board. Dr. Irwin Mark Jacobs earned $650,755 in salary and bonus during fiscal 2006 and received a stock option grant for 200,000 shares of the Company’s stock at an exercise price of $44.02 per share.

Jeffrey A. Jacobs serves as the Company’s President, QUALCOMM Global Development. Jeffrey A. Jacobs earned $693,471 in salary and bonus during fiscal 2006 and received a stock option grant for 225,000 shares of the Company’s stock at an exercise price of $44.02 per share.

Duane A. Nelles’ son Duane A. Nelles, III serves as a Senior Director, Business Development for the Company. Duane A. Nelles III earned $191,562 in salary and bonus during fiscal 2006 and received a stock option grant for 4,000 shares of the Company’s stock at an exercise price of $41.70 per share and a second grant for 3,800 shares at an exercise price of $51.48 per share.

Duane A. Nelles’ son Paul Nelles serves as a Project Manager for the Company. Paul Nelles earned $75,131 in salary and bonus during fiscal 2006 and received a stock option grant for 700 shares of the Company’s stock at an exercise price of $41.70 per share and a second grant for 710 shares at an exercise price of $51.48 per share.

Steven R. Altman’s brother Jeffrey S. Altman serves as Senior Director, Business Development for the Company. Jeffrey S. Altman earned $171,297 in salary and bonus during fiscal 2006 and received a stock option grant for 4,200 shares of the Company’s common stock at an exercise price of $41.70 per share and a second grant for 4,000 shares at an exercise price of $51.48 per share.

Dr. Daniel L. Sullivan’s daughter, Megan J. Sullivan, serves as a Staff Marketing Communications Coordinator for the Company. Dr. Sullivan is the Company’s Executive Vice President, Human Resources. Megan J. Sullivan earned $72,950 in salary and bonus during fiscal 2006 and received a stock option grant for 500 shares of the Company’s common stock at an exercise price of $41.70 per share and a second grant for 530 shares at an exercise price of $51.48 per share.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

I.	Overview of the Compensation Committee

A.	Purpose. The Compensation Committee of the Board (the “Committee”) assists the Board in fulfilling its responsibilities for administering the Company’s Total Rewards Program offered to the Company’s officers and non-employee directors.

B.	Member Independence. Four independent, non-employee directors serve on the Committee. Each member of the Committee meets the independence requirements specified by the NASDAQ and by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”).

C.	Charter. The Committee’s charter is to work with executive management in developing a compensation philosophy; to evaluate and approve compensation for the Chief Executive Officer, other officers, key executives, and non-employee directors; and to oversee the general employee benefit programs, including the Company’s employee equity compensation plan and employee stock purchase plan. The Committee’s charter is available on the Company’s website at http://investor.qualcomm.com/documentdisplay.cfm?DocumentID=462.

D.	Oversight of compensation related disclosures. The Committee is responsible for overseeing the Company’s executive compensation related disclosures. The Securities and Exchange Commission issued new rules August 2006 for executive compensation and related person disclosure. The Company’s fiscal year 2006 ended on September 24, 2006, preceding the effective date for complying with the new disclosure requirements (i.e., registrants with fiscal years ending on or after December 15, 2006.) Accordingly, the Company will comply with the new regulations in its proxy statement for fiscal year 2007.

E.	Outside consultants and advisors. The Committee has the authority to retain and terminate any independent, third-party compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. During fiscal year 2006, the Committee engaged consultants from Frederic W. Cook & Co., Inc. to advise it on compensation matters. The consultants (Mr. George Paulin, Chairman and CEO of Frederic W. Cook, and Mr. Michael Reznick, a Principal at the firm) report directly to the Committee. During fiscal year 2006, the Company did not engage Frederic W. Cook for any additional services beyond their support to the Committee. The Committee also seeks and receives advice from the Company’s outside legal counsel, DLA Piper. Mr. Cameron Jay Rains, a Partner at DLA Piper and a Co-Chair of DLA Piper’s Corporate and Securities Practices group, attends Committee meetings and serves as the Committee’s Secretary.

F.	Internal advisors. The Total Rewards Management department within QUALCOMM’s Human Resources organization supports the Committee in its work, collaborates with the Committee’s compensation consultants and the outside legal counsel and manages the Total Rewards Program.

G.	Committee governance. At its March 2006 meeting, the Committee reviewed and reassessed the adequacy of its Charter. The Committee also reviewed and discussed its own performance for the prior fiscal year in order to benefit from self-evaluation and to encourage continuous improvement. For the self-evaluation, the Committee referred to materials provided by the Governance Committee, materials on compensation committee governance published by WorldatWork, and suggestions from the Committee’s compensation consultants. The Committee conducts these reviews at least annually.

H.	Committee meetings. Each year, the Committee develops a calendar-year annual schedule and agenda plan for the coming year. The meeting dates for the year are established and the Committee Chair and management identify agenda topics for each meeting. The Chair reports the Committee’s actions and recommendations to the full Board following each Committee meeting. The Committee held five formal meetings during fiscal year 2006; each meeting included an executive session during which only the independent directors and their advisors were present.

II.  Total Rewards Program Objectives and Philosophy

A.	Since 1997, the Committee has regularly reviewed, discussed and articulated its objectives and philosophy regarding the Total Rewards Program for the executive officers and for all other employees. During these discussions, the Committee and management reviewed the Company’s objectives, strategy, growth, employee demographics, anticipated needs, competitive practices, culture and values. Over this time, the overarching objective and philosophy has endured — resulting in compensation programs that align with stockholders’ interests, the business objectives, reward performance, and are externally competitive and internally equitable. Management and the Committee believe it is a good governance practice to review the Company’s Total Rewards Program objectives and philosophy on a regular basis, and did so again at the Committee’s April 2006 meeting.

B.	Guiding principles. The principles that guide the design of QUALCOMM’s Total Rewards Program include:

1.	Provide total direct compensation and rewards programs that are externally competitive and internally equitable.

2.	Use a total direct compensation perspective in designing programs and conducting competitive analyses.

a.	In characterizing the externally competitive market, estimate the total direct compensation levels (salary plus target bonus plus equity) of a peer group of companies and then target aggregate total direct compensation between the 50th and 75th percentiles, allowing for individual compensation levels to vary outside the 50th to 75th percentile range to reflect role, scope and contributions. The term “aggregate” refers to the sum for all executive officers, or for the employee population as a whole.

3.	The primary goals of the Total Rewards Program are to:

a.	Successfully attract and retain the employees QUALCOMM needs to execute its business strategy and achieve its long-term objectives;

b.	Motivate, engage and reward employees who contribute to QUALCOMM’s strategic and operational goals (i.e., pay-for-performance); and,

c.	Allow all employees to participate in QUALCOMM’s success through stock ownership.

C.	Rewards objectives. The Company designed the Total Rewards Program to reward individual and company performance with both cash and equity.

1.	The total cash component of QUALCOMM’s Total Rewards Program includes both fixed (annual salary) and variable (cash bonus) elements:

a.	Merit increases to base salary reward and recognize employees for successfully fulfilling their role and responsibilities and the incremental value of the experience, knowledge, expertise and skills acquired and developed during employment with QUALCOMM.

b.	Cash bonuses reward and recognize employees for their individual contributions to business goals and objectives during the fiscal year, within the context of overall Company performance.

2.	The equity component of QUALCOMM’s Total Rewards Program uses stock option grants to reward and recognize employees for their individual contributions to business goals and objectives. These grants also serve as incentive for future performance by motivating and encouraging employees to contribute in ways that positively affect the business strategy and goals, ultimately providing a positive influence on the Company’s stock price. The Company grants stock options with a five-year vesting schedule, longer than the typical three-or four-year schedule among high technology companies. This time-based vesting provision provides a retention component to the option awards.

III.	The Elements of the Total Rewards Program.

The Company approaches compensation from a Total Rewards Program framework that includes cash, equity and benefits.

A.	Total Direct Compensation (TDC). The TDC is the sum of annual salary plus bonus plus the estimated fair value of equity-based compensation. QUALCOMM uses this framework to gauge the appropriate total value of cash and equity in making external comparisons and assessing internal fairness. The Actual TDC is the sum of a person’s annual salary plus actual bonus awarded plus the estimated fair value of equity compensation at the time of award. The Target TDC is the sum of a person’s annual salary plus target bonus plus the estimated fair value of planned equity compensation.

B.	Peer Groups. To characterize external competitive practices relevant to the CEO and other executive officers, the Committee’s consultants used data from peer group companies and from the Radford Executive Compensation survey. To identify appropriate peer group companies, management, the Committee and the Committee’s consultants first mutually developed the following selection criteria:

1.	Labor market and capital market competitors; and,

2.	High technology companies with market capitalization above $10B; and,

3.	Similar pay models and growth experiences (i.e., equity compensation orientation without defined benefit pension plan or significant dividends); and,

4.	Exclude financially unhealthy companies and companies in multi-year turnaround situations.

Management, the Committee and the Committee’s compensation consultants reviewed an initial list of companies meeting all the criteria and then modified the list to include other labor market competitors. The peer group companies include:

Advanced Micro Devices	Comcast	Linear Technology
Agilent	Dell	Lucent
Amazon	eBay	Marvell Technologies
Analog Devices	EMC	Motorola
Apple	Freescale Semiconductors	Oracle
Applied Materials	Google	Sprint Nextel
Broadcom	Intel	Texas Instruments
Cisco	L-3 Communications	Yahoo!

C.	The Mix of TDC. The mix of cash and equity varies by role and responsibility. Variable pay, including cash and equity, increases as a proportion of total pay commensurate with the executive’s role and responsibility. For the CEO, annual target cash comprises 14% of Dr. Paul Jacobs’ Target TDC; the remaining 86% is equity-based. The “Mix of Total Direct Compensation Elements” table summarizes the cash and equity mix for the Company’s executive officers.

Mix of Target Total Direct Compensation Elements

Estimated Fair
Value of Equity
	Fixed Cash as a %	Variable Cash as a	Compensation as a %
Executive	of Target TDC	% of Target TDC	of Target TDC

CEO	7%	7%	86%
Other Named Executive Officers	7% — 10%	5% — 7%	83% — 86%

D.	Annual Salary. The Company pays an annual salary to its employees, including the CEO and other executive officers, as consideration for fulfillment of certain roles and responsibilities. Changes in annual salaries for executive officers are generally effective as of the beginning of the calendar year.

Determining annual salary.  Increases to annual salary reflect a reward and recognition for successfully fulfilling the position’s role and responsibilities, the incremental value of the experience, knowledge, expertise and skills the individual acquires and develops during employment with QUALCOMM, and adjustments to achieve desired cash-to-equity proportions within the Target TDC. Prevailing competitive market practices guide the percentage increases to annual salary. The annual salary for the CEO and the other executive officers is determined in conjunction with setting the TDC. The Committee and management also consider the competitive market for salary alone. The sum of the annual salary and resulting target bonus is, for the executive officers in aggregate, below the competitive median so that the Company can emphasize equity-based compensation within its compensation framework and desired total competitive positioning.

E.	Variable Cash. The Company awards variable cash bonuses to employees, including the CEO and other executive officers, as a reward and recognition for contributing to the Company’s achievement of specific annual financial goals (revenue and EBT). All employees are eligible for a form of variable cash bonuses (the broad-based cash bonus program or the sales incentive plan), though not all employees actually receive a cash bonus during any given fiscal year.

Determining cash bonus target.  The annual target bonus for the CEO and the other executive officers is determined in conjunction with setting the TDC. The sum of the annual salary and target bonus is set to provide the equity-based compensation leverage the Company desires and consistent with the Company’s Total Rewards Program.

F.	Equity-Based Compensation. The Company grants equity-based compensation to employees, including the CEO and other executive officers, to attract, motivate, engage and retain highly qualified and highly sought-after employees. The Company grants stock options on a broad basis to encourage all employees to work with a long-term view and think like stockholders. Stock options are inherently performance-based because they deliver value to the option holder only if the value of QUALCOMM stock increases. Thus, stock options are a potential reward for long-term value creation and serve as an incentive for employees who remain with the Company to contribute to the overall long-term success of the business.

1.	Equity-based compensation strategy. Management, the Committee, and the Committee’s compensation consultants reviewed and discussed the evolution among high technology companies from options-only practices to a mix of options and restricted stock units (RSUs). The inherent performance-based nature of options supports the Company’s pay-for-performance principle. Appreciation-type equity awards (stock options and stock appreciation rights) align the interests among employees and stockholders. Many of QUALCOMM’s highly talented employees are the targets for competitor companies’ recruiting efforts, and RSUs are an increasingly larger component of the packages offered to QUALCOMM’s employees by competitor companies. QUALCOMM’s voluntary turnover rate remains significantly lower compared to the high technology industry. During fiscal year 2006, voluntary turnover was only 4.9%, a full 7 percentage points below the 11.9% rate for the period from July 1, 2005 to June 30, 2006 reported by Radford Surveys + Consulting, a leading high technology compensation survey company. Management and the Committee continuously monitor competitive practices and the Company is positioned to refine the stock-based compensation strategy should it be in the interests of stockholders relative to attracting and retaining the highly skilled talent required to execute the business strategy.

2.	Determining the amount of equity-based awards. The annual stock option award for the CEO and the other executive officers is determined in conjunction with setting the TDC. The Committee and management also consider the competitive market for long-term incentives and maintain the CEO’s stock option award, and the other Named Executive Officers’ stock option awards, above the competitive median to provide the equity-based compensation leverage the Company desires consistent with the Company’s Total Rewards Program.

The Committee determines the value of equity compensation awarded to the CEO and the other executive officers at the time of grant. The objective is to award grants that represent competitive value while taking in to account the relative performance risk and leverage in QUALCOMM’s options-only equity structure. The Committee and management agree that in a competitive environment that is moving to less-risky RSUs, granting stock options at above-median competitive values is appropriate because the program delivers compensation value only if there is corresponding stockholder value.

3.	Determining to the timing and exercise price of equity-based awards. QUALCOMM has a long-standing practice, since November 1999, of making annual stock option awards to the Company’s officers during the first quarter of each fiscal year. The option awards are in conjunction with the Committee’s approval of officer’s annual salary for the coming calendar year and cash bonus awards for prior fiscal year performance. From time-to-time, the Company may assign an officer an expanded role and/or formally promote an officer to a position of greater scope and responsibility. The Committee may consider an equity award, in addition to the annual award, to recognize the expanded scope and role. The Committee has a long-standing practice for establishing the grant date for all stock option awards to the officers — that grant date is the Friday of the week during which the Committee met to consider and approve the awards. Since March 2001, the Company has defined the exercise price as the most recent closing price available on the grant date (i.e., the closing price on the most recently completed trading day prior to the grant). Nominally, this is the closing price on Thursday, the day immediately before grant date.

4.	Option grant date coordination with the release of material non-public information. The option grant date for awards to officers is traditionally the Friday of the week during which the Committee meets and approves the options awards. The Company engages in a consistent practice and predetermined process for granting annual option awards to executive officers. The Committee establishes the meeting and grant dates in accordance with the Company’s policy, and does not determine these dates based on knowledge of material non-public information or in response to the Company’s stock price.

5.	Stock Ownership Guidelines. During fiscal year 2006, the Committee recommended, and the Board approved, stock ownership requirements for the Company’s officers and non-employee directors. Please see the earlier section “Majority Voting, Stock Ownership Guidelines and Other Matters” for a discussion of the guidelines.

G.	Employee Stock Purchase Program (the “ESPP”). QUALCOMM offers its ESPP to eligible employees in order to allow them the opportunity to share in the success of the Company. The ESPP enables employees to purchase QUALCOMM common stock at a discount from the market price. The program includes two offering periods during a calendar year. The purchase price is 85% of the lower of: (1) the fair market value (FMV) on the first day of the offering period, or, (2) the FMV on the last day of the offering period. In a survey of QUALCOMM employees, more than 50% reported the ESPP as important in employees’ decisions to join and remain with the Company. Over the last three completed offering periods, an average of 65% of eligible employees participated in the ESPP and employees have held their ESPP shares for an average of 25 months.

H.	Certain Benefit and Perquisite Programs. QUALCOMM promotes an egalitarian culture — the Company does not provide its officers or other senior-level executives with preferential parking, separate dining facilities, or other personal benefits. The Company’s officers, non-officer executives, and other senior-level employees are eligible for certain additional benefit programs, including:

1.	Voluntary Executive Retirement Contribution and Matching Plans. QUALCOMM provides this benefit so that highly compensated employees with significant responsibilities (i.e., Vice Presidents and above) may defer additional income beyond the limits imposed by the Company’s qualified 401(k) plan. The Executive Retirement Contribution Plan (the “ERC Plan”) is a voluntary, non-qualified plan that enables executives to defer up to 100% of their salary and variable cash bonus on a pre-tax basis. The Executive Retirement Matching Contribution Plan (the “Matching Plan”) is a non-qualified plan under which participants who contribute to the ERC Plan receive a Company contribution in the form of Company stock of up to 10% of pay, less any 401(k) contribution. The Company stock contributions under the Matching Plan are subject to a four-year vesting schedule. The investment options under the ERC Plan are the same as those made available to all employees participating in the Company’s 401(k) plan.

To avoid income taxation for participants prior to the time of distribution, the Plans treat all deferrals, earnings and the stock match as QUALCOMM-owned. Trusts (commonly known as a rabbi trust) protect the assets from use by QUALCOMM for business purposes, or in the event of a change of control in the ownership of the Company. However, in case of financial insolvency, all the assets are subject to the claims of QUALCOMM’s general creditors.

2.	Supplemental Health. QUALCOMM provides a health plan to all employees and eligible dependents; the plan is self-funded and the Company pays 100% of the premium. The Company and employees share in the cost of health care through deductibles and co-payments. QUALCOMM provides a supplemental health care plan for the officers, non-officer executives, and other senior-level employees. The maximum annual limit is $10,000 for officers and lower limits for other eligible employees. The program covers the employee and all eligible dependents of the employee, and provides coverage for most medical expenses not covered by the Company’s base health plan. The Company provides this benefit because it has strong retention value, can be a key attractor for experienced, senior-level talent, and is a motivator for employees to advance to the eligibility level.

3.	Financial and Retirement Planning Services. QUALCOMM provides this perquisite to its officers and senior-level employees to encourage and assist them in effectively managing their financial affairs. The Company will reimburse officers up to a maximum of $12,500 per fiscal year for expenses incurred for financial, estate and/or tax planning.

IV.	Employment agreements, Severance and Change-in-Control provisions

A.	Employment Agreements. All QUALCOMM employees, including the executive officers, are employed “at will” and do not have employment agreements.

B.	Severance and Change-in-Control Provisions. QUALCOMM does not have a pre-defined involuntary termination severance plan or policy for employees, including executives. The Company’s practices in such situations may include: (1) salary continuation dependent on the business reason for the termination; (2) lump sum payment based on job level and service with the Company; (3) paid health care coverage and COBRA payments for a limited time; and (4) outplacement services. The Company’s 2001 Stock Option Plan and 2006 LTIP stock option agreements provide for accelerating 10% of unvested options under certain, not “for cause” involuntary terminations.

The Company’s 2006 LTIP provides that if a change-in-control (as defined in the 2006 LTIP) occurs and an outstanding equity award is not assumed or replaced, QUALCOMM may accelerate the vesting and exercisability of the award, effective 10 days prior to the change-in-control.

V.	Compensation for the CEO and other Named Executive Officers during fiscal year 2006

A.	Determining TDC. The Committee and management reviewed (at its July and September 2005 meetings) competitive market data from peer group companies and from independent, third party compensation surveys in which the Company participated at that time (i.e., the Radford Executive survey and the Clark Consulting CHiPS Executive and Senior Management survey). The Committee met in November 2005 to review and approve the total rewards packages for the CEO and the other officers. At this meeting, the Committee reviewed “tally sheets” for the CEO, the Chairman, and the other four Named Executive Officers. The tally sheets summarized cash and equity-based compensation, compensation deferred in the Company’s 401(k) plan, ERC Plan and Matching Plan, and benefits and perquisites. The tally sheets also included summaries of the in-the-money value of stock options and the value of directly held shares, and hypothetical stock option gains.

B.	Determining Annual Salary. QUALCOMM pays the annual salary rate for the CEO and the other officers on a calendar year basis. In developing the salary recommendations, management and the Committee considered the competitive market data, internal relationships among certain officer roles, and each officer’s contributions, role, experience and skills. In consideration of their successful transitions to the CEO and President roles during 2005 and consistent with the Company’s compensation philosophy, the Committee approved Dr. Paul Jacobs’ and Steven Altman’s calendar year 2006 annual salaries of $1,025,000 and $750,000, respectively. For their continuing leadership as QUALCOMM’s Chief Financial Officer and Chief Technology Officer and consistent with the Company’s compensation philosophy, the Committee approved William Keitel’s and Dr. Roberto Padovani’s annual salaries of $600,000 and $465,000, respectively. Management and the Committee recognize the unique value and contributions Dr. Sanjay Jha brings to QUALCOMM, and his significant responsibility for QUALCOMM’s revenue and earnings. (Please see section VI(A)(3)(a) on fiscal year 2007 compensation for a more complete discussion). Accordingly, the Committee and management agreed to position Dr. Jha’s annual salary above the competitive market 75th percentile, and approved his annual salary of $700,000.

C.	Determining Cash Bonus Targets. The Committee approved the fiscal year 2006 Executive Bonus Program (the “Bonus Program”) at its November 2005 meeting, including the individual officers’ threshold, target and maximum bonus levels (expressed as a percent of fiscal year end annual salary) and the formula for funding the officer bonus pool. The bonus formula nominally uses a baseline target. For fiscal year 2006 the Committee established a ’stretch’ bonus level (also expressed as a percent of fiscal year end annual salary) that is used if pro forma EPS exceeds a pre-determined threshold.

D.	Fiscal Year 2006 Bonus Awards. In fiscal year 2006, the Company exceeded the pre-determined pro forma revenue and EBT targets. QUALCOMM also exceeded the pre-determined pro forma EPS threshold and thus used the stretch targets to determine the Pool. The Overall Funding Rate was 1.31X of the Stretch Target Bonus. At its November 6, 2006 meeting, the CEO and the Committee assessed the CEO’s performance during the fiscal year. The Committee also discussed the CEO’s assessment of the other officers and his recommendations for bonus awards for fiscal year 2006 performance. The Summary Compensation Table includes the fiscal year 2006 bonus awards for the Named Executive Officers approved by the Committee. In determining Dr. Paul Jacobs’ bonus award, the Committee considered QUALCOMM’s outstanding financial performance, exceeding plan revenue and plan net income in the face of unprecedented attacks on the Company’s business model. During fiscal year 2006, Dr. Paul Jacobs demonstrated distinguished leadership in developing new opportunities for growth and strengthening QUALCOMM’s strategic partnerships. He also championed strong internal controls for financial and operational results reporting transparency.

E.	Determining Equity-based Awards. In the fiscal year 2005 Proxy Statement, the Committee reported it awarded Dr. Paul Jacobs a stock option grant to purchase 900,000 shares of the Company’s common stock at an exercise price of $44.02 per share. The Committee approved this award at its November 2, 2005 meeting. The grant date was Friday, November 4, 2005, consistent with the Company’s long-standing practice for establishing the grant date described earlier in this report. The exercise price was the closing price on Thursday, November 3, 2005 — again, consistent with the Company’s long-standing practice for determining the exercise price described earlier. This stock option award was in consideration of his leadership of the QW&I group comprised of the QWI and QTL Business Segments during the first three quarters of fiscal year 2005, his leadership during the succession plan transition and the final quarter of fiscal year 2005, and was consistent with the Company’s compensation philosophy. The Committee also approved the stock option awards to the other Named Executive Officers reported in the Summary Compensation Table at the same November 2, 2005 meeting. The grants to Steven Altman, William Keitel and Dr. Roberto Padovani were consistent with the Company’s compensation philosophy. The grant to Dr. Sanjay Jha is consistent with the decision, discussed earlier, to compensate Dr. Jha above the competitive market in order to recognize appropriately his valuable role and contributions.

VI.	Compensation Planning for the CEO and other Named Executive Officers during fiscal year 2007

A.	Determining TDC. To establish the appropriate 2007 TDC for the CEO and other executive officers, management and the Committee followed a 3-Phase process during fiscal year 2006.

1.	In the first phase, the Committee’s compensation consultants prepared a competitive analysis that informed management and the Committee of the competitive market 50th and 75th percentiles for TDC and separately for salary, target and actual bonus awards, and long-term incentives.

2.	In the second phase, the Committee, management, and the Committee’s compensation consultants discussed in more detail various strategies for the mix of target cash vs. equity and different forms of equity. The result is a leveraged compensation program that supports QUALCOMM’s long-term strategy for increasing market share, investing in R&D, developing new sources of future revenue, strengthening strategic partnerships, and long-term earnings and cash flow growth, balanced with the Company’s shorter-term goals of achieving the annual operating plan and appropriately deploying resources.

3.	In the third phase, management and the Committee determined appropriate TDC targets (calendar year 2007 salary plus fiscal year 2007 target bonus plus November 2006 stock option award) for each officer, based on the incumbent’s role and responsibilities, contributions to the business, and longer-term considerations such as the Company’s management succession plans. With the Target TDC established, management and the Committee then determined individual annual salary levels and stock option awards within the context of the targeted TDC for each officer, adjusting the stock option awards to reflect management and the Committee’s assessment of internal relationships and the relative value the Company places on the incumbents holding these positions.

Target Total Direct Compensation for 2007

			Estimated Fair
	Calendar Year 2007	Target Bonus for	Value of November	Target Total Direct
	Salary	FY07 Performance	2006 Stock Award	Compensation
Executive	($000s)	($000s)	($000s)	($000s)

Paul E. Jacobs	$1,075	$1,344	$10,670	$13,089
Steven R. Altman	790	938	7,900	9,628
Sanjay K. Jha	735	689	7,500	8,924
William E. Keitel	630	591	5,100	6,321
Roberto Padovani	485	303	2,700	3,488

The Target TDC for the CEO, Dr. Paul Jacobs is below the 75th percentile. The Target TDCs for Steven Altman, William Keitel and Roberto Padovani are at or below the 75th percentile. As noted above, management and the Committee recognize the unique value and contributions Dr. Jha brings to QUALCOMM, and his significant responsibility for QUALCOMM’s revenue and earnings. Dr. Jha leads the QUALCOMM CDMA Technology (QCT) division that generates approximately 60% of QUALCOMM’s revenue and approximately 30% of the Company’s earnings before tax. The QCT division is a global organization with roughly 50% of QUALCOMM’s employees. QCT represents a very significant factor in how investors value QUALCOMM. The Committee and management (with the concurrence of the Committee’s compensation consultants) agree that the comparisons used to benchmark competitive practices underestimate Dr. Jha’s role at QUALCOMM. Accordingly, the Committee and management agreed to position Dr. Jha’s Target TDC at 65% relative of the CEO’s Target TDC.

B.	The competitive analysis prepared by the Committee’s compensation consultants included a “Carried-Interest Ownership” analysis of the CEO and five other potential Named Executive Officers. The carried-interest analysis is a measure of a company’s historical practice in granting equity awards and compares the sum of stock options plus owned shares plus three years of sales as a percent of shares outstanding. The carried-interest ownership of the CEO and these five other officers is between the median and 75th percentile. This is consistent with the Company’s intended TDC range and the Committee’s past granting practices to officers.

C.	The competitive analysis included the in-the-money value of the officers’ carried-interest at certain assumed trading prices of QUALCOMM common stock. This information was also available to the Committee at the time it made the November 2006 stock option awards. The Committee noted that among the thirteen non-founder officers, 35% of the value is in unvested options, providing direct retention. Further, the in-the-money value aligns the officers’ interest with stockholders, and provides retention, because it would be difficult to duplicate the opportunity elsewhere.

D.	The Committee and management agree that continuing to grant additional stock options to the officers is appropriate for the following reasons:

1.	The opportunity to benefit from additional value creation through strong Company performance remains a dominant incentive among the officers, who have a high achievement orientation.

2.	The basis for the potential wealth accumulation is a high-risk, options-only program.

3.	The Company has no employment contracts or severance agreements with the officers, and no change-in-control provisions other than as provided to all employees in the stock plans and stock plan agreements.

4.	The peer companies provide long-term incentives to their executives annually, primarily in the form of options, so failure to provide a similar value would not be competitive in the context of QUALCOMM’s total direct compensation program.

5.	Equity grants facilitate executive and employee ownership, which management and the Board regard as important for commitment and motivation.

6.	Options retain executive talent through vesting and through potential long-term wealth creation, which would be difficult to duplicate elsewhere.

E.	Based on the Target TDC for the CEO and the other Named Executive Officers, the November 2006 stock option award value was denominated into shares of QUALCOMM common stock by estimating the per share present value of an option. On Monday, November 6, 2006, the Committee approved a stock option award, with a grant date of Friday, November 10, 2006, to Dr. Paul Jacobs to purchase 770,000 shares of QUALCOMM common stock at an exercise price of $34.83. The grant is consistent with the Company’s long-standing practice for establishing the grant date for all stock option awards to officers (i.e., the Friday of the week during which the Committee met to consider and approve the awards), and the Company’s long-standing practice of setting the exercise price based on the most recent closing price available on the grant date (i.e., the closing price on the most recently completed trading day prior to the grant).

VII.	Tax Considerations / Impact of accounting and tax treatments

A.	In evaluating compensation program alternatives, the Committee considers the potential impact on QUALCOMM of Section 162(m) of the Tax Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to the Named Executive Officers, excluding “performance-based compensation.” Compensation programs generally will qualify as performance-based if (1) compensation is based on pre-established objective performance targets, (2) the programs’ material features have been approved by stockholders, and (3) there is no discretion to increase payments after the performance targets have been established for the performance period.

B.	The Committee endeavors to maximize deductibility of compensation under Section 162(m) of the Tax Code to the extent practicable while maintaining a competitive, performance-based compensation program. The 2006 LTIP, approved by stockholders at the March 2006 annual meeting, identifies the material features of the Executive Bonus Program. Tax consequences, including but not limited to tax deductibility, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by officers regarding deferred compensation and stock options) and are beyond the control of either the Committee or QUALCOMM. In addition, the Committee believes that it is important for it to retain maximum flexibility in designing transparent compensation programs that meet its stated objectives and fit within the Committee’s guiding principles. Finally, based on the amount of deductions the Company can take each year, the actual impact of the loss of deduction for compensation paid to the CEO and the other top highly compensated executives over the $1 million limitation has had a de minimis impact on the Company’s overall tax position. For fiscal year 2006, the tax impact of non-deductibility was approximately $564,000. During the first quarter of fiscal year 2007, the Committee approved the FY07 annual bonus program and intends to administer the program in a manner that complies with Section 162(m) so that the Company may deduct compensation in excess of $1 million paid to the Named Executive Officers. QUALCOMM grants stock options in a manner that preserves the deductibility of their gains under Section 162(m).

COMPENSATION COMMITTEE

Raymond V. Dittamore, Chair
Richard C. Atkinson
Brent Scowcroft
Marc I. Stern

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to QUALCOMM’s audited financial statements for the fiscal year ended September 24, 2006.

The purpose of the Audit Committee is to assist the Board in its general oversight of QUALCOMM’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is included in this proxy statement as Appendix 1. The Audit Committee is comprised solely of independent directors as defined by the listing standards of National Association of Securities Dealers, Inc.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP, the Company’s independent accountants. Management is responsible for the preparation, presentation and integrity of QUALCOMM’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

Beginning in fiscal 2004 and continuing through fiscal 2006 (the third year of certification), management has implemented a process of documenting, testing and evaluating the Company’s system of internal controls over financial reporting in accordance with the requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee is kept apprised of the progress of the evaluation and provides oversight and advice to management. In connection with this oversight, the Audit Committee receives periodic updates provided by management and PricewaterhouseCoopers LLP at each regularly scheduled Audit Committee meeting. At a minimum, these updates occur quarterly. The Audit Committee also holds regular private sessions with PricewaterhouseCoopers LLP to discuss their audit plan for the year, and the results of their quarterly reviews and the annual integrated audit. At the conclusion of the process, management provides the Audit Committee with and the Audit Committee reviews a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2006 filed with the SEC, as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its integrated audit of QUALCOMM’s fiscal 2006 (i) consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation.

QUALCOMM has an Internal Audit Department that reports directly to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives periodic updates of internal audit activity in meetings held at least quarterly throughout the year. Updates include discussion of audit project results, quarterly assessment of internal controls and risks of fraud.

The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, PricewaterhouseCoopers LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with PricewaterhouseCoopers LLP their firm’s independence.

Based on its review of the consolidated financial statements and discussions with management and PricewaterhouseCoopers LLP referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in QUALCOMM’s Annual Report on Form 10-K for fiscal year 2006, for filing with the Securities and Exchange Commission.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by QUALCOMM’s independent registered public accounting firm PricewaterhouseCoopers LLP. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Fees Paid to PricewaterhouseCoopers LLP for Professional Services” for more information regarding fees paid to PricewaterhouseCoopers LLP for services in fiscal years 2006 and 2005.

AUDIT COMMITTEE

Duane A. Nelles, Chair
Barbara T. Alexander
Richard C. Atkinson
Raymond V. Dittamore

PERFORMANCE MEASUREMENT COMPARISON OF STOCKHOLDER RETURNS

The following graph compares total stockholder return on the Company’s common stock since September 30, 2001 to two indices: the Standard & Poor’s 500 Stock Index (the “S&P 500”) and the Nasdaq Total Return Index for Communications Equipment Stocks, SIC 3660-3669 (the “Nasdaq-Industry”). The S&P 500 tracks the aggregate price performance of the equity securities of 500 U.S. companies selected by Standard & Poor’s Index Committee to include companies in leading industries and to reflect the U.S. stock market. The Nasdaq-Industry tracks the aggregate price performance of equity securities of communications equipment companies traded on the Nasdaq Stock Market. The total return for the Company’s stock and for each index assumes the reinvestment of dividends, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each annual period. The Company began paying dividends on the Company stock on March 31, 2003. The Company’s common stock is traded on the Nasdaq Global Select Market and is a component of each of the S&P 500 and the Nasdaq-Industry.

Comparison of Cumulative Total Return on Investment Since
September 30, 2001(1)

The Company’s closing stock price on September 24, 2006, the last trading day of the Company’s 2006 fiscal year, was $37.86 per share.

(1)	Shows the cumulative total return on investment assuming an investment of $100 in each of the Company, the S&P 500 and the Nasdaq-Industry on September 30, 2001. All returns are reported as of the Company’s fiscal year end, which is the last Sunday of the month in which the fourth quarter ends, whereas the numbers for the S&P 500 are calculated as of the last day of the month in which the corresponding quarter ends.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2006, as filed with the SEC, excluding exhibits, may be obtained by stockholders without charge by written request addressed to Investor Relations, 5775 Morehouse Drive, San Diego, California 92121-1714 or may be accessed on the Company’s website at http://investor.qualcomm.com/sec.cfm?DocType=Annual&Year=.

Stockholders Sharing the Same Last Name and Address

In accordance with notices that the Company sent to certain stockholders, the Company is sending only one copy of its annual report and proxy statement to stockholders who share the same last name and address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of the Company’s annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Investor Relations via e-mail at ir@qualcomm.com, by fax to (858) 651-9303 or by mail to Investor Relations, QUALCOMM Incorporated, 5775 Morehouse Drive, San Diego, California, 92121-1714 or call at (858) 658-4813. The Company will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact the Company if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing QUALCOMM stock at two different brokerage firms, your household will receive two copies of the QUALCOMM annual meeting materials — one from each brokerage firm. To reduce the number of duplicate sets of annual meeting materials your household receives, you may wish to enroll some or all of your accounts in the Company’s electronic delivery program.

By Order of the Board of Directors

Paul E. Jacobs
Chief Executive Officer

January 19, 2007

APPENDIX 1

QUALCOMM INCORPORATED

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Purpose

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of QUALCOMM Incorporated (the “Company”) was established to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. This charter specifies the scope of authority and responsibility of the Committee.

Organization, Membership and Meetings

1.	The Committee shall be comprised of at least three directors who meet the independence and experience requirements contained in the NASDAQ listing standards, such independence and experience to be decided by the Governance Committee of the Board (the “Governance Committee”).

2.	At least one member of the Committee shall have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual being financially sophisticated, which may include being or having been a chief executive, chief financial or other senior officer with financial oversight responsibilities.

3.	Members of the Committee, including the chairperson of the Committee, shall be appointed annually by the Board on the recommendation of the Governance Committee. Members may be replaced by the Board at any time, but shall otherwise serve until a successor has been named.

4.	The Committee shall meet at least four times a year, with the authority to convene additional meetings, as circumstances require. The Committee may invite members of management, internal auditors, independent auditors, legal counsel or others to attend meetings and to provide relevant information. The Committee may include non-Committee members at its meetings, but shall also hold an executive session at each meeting at which only independent directors are present.

5.	The Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Committee.

6.	The Committee shall maintain written minutes of its meetings, which minutes will be filed in the corporate minute book.

Committee Authority and Responsibilities

To fulfill its responsibilities and duties hereunder, the Committee shall:

Independent Auditor Oversight

1.	Be directly and solely responsible for the oversight, engagement and termination of any independent auditor employed by the Company for the purpose of preparing or issuing an audit report or related work. Each independent auditor shall report directly to the Committee.

2.	Meet with the independent auditor prior to the audit and discuss the planning and staffing of the audit.

3.	Approve in advance the engagement of the independent auditor for all audit services and non-audit services and approve the fees and other terms of any such engagement.

4.	Obtain periodically from the independent auditor (i) a formal written statement of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended, including without limitation, descriptions of (a) all relationships between the

1

independent auditor and the Company, (b) any disclosed relationships or services that may impact auditor objectivity and independence and (c) whether any of the Company’s senior finance personnel were recently employed by the independent auditor.

5.	Evaluate annually the qualifications, performance and independence of the independent auditor.

6.	Consult with the independent auditor to assure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit every five years, consider issues related to the timing of such rotation and the transition to new lead and reviewing partners.

7.	Establish policies for the hiring of employees or former employees of the independent auditor, taking into account the impact of such policies on auditor independence.

8.	Review with the independent auditor:

a.	Any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements.

b.	Any accounting adjustments.

c.	Any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues.

d.	Any Management Representation letter or Internal Control Recommendation letter or Schedule of Unadjusted Differences issued, or proposed to be issued, by the independent auditor to the Company, and management’s response.

Financial Information Oversight

1.	Review and discuss with management and the independent auditor:

a.	The Company’s annual audited financial statements.

b.	Any certification, report, opinion or review rendered by the independent auditor.

c.	The Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

d.	The critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

e.	Earnings press releases and other information provided to analysts and rating agencies, including “pro forma” or “core business” or other adjusted financial information.

f.	Any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

g.	Any off-balance sheet transactions or structures and their effect on the Company’s financial results and operations, as well as the disclosure regarding such transactions and structures in the Company’s public filings.

h.	The effect of regulatory and accounting initiatives, improvements and resulting changes to the Company’s auditing and accounting principles and practices.

i.	Any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

j.	Any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

2.	Report to the Board regarding any audit opinions that contain “going concern” qualifications.

2

3.	Review prior to filing, all filings with the Securities and Exchange Commission containing the Company’s financial statements, including but not limited to the Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K.

4.	Recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

5.	Periodically (but not less than annually) meet separately with the independent auditor.

Controls Oversight

1.	Review and discuss annually with management its assessment of the effectiveness of the Company’s internal controls, disclosure controls and procedures for financial reporting.

a.	Review annually with the independent auditor the attestation to, and report on, the assessment of controls made by management.

b.	Consider whether any changes to the internal controls or disclosure controls processes and procedures are appropriate in light of management’s assessment or the independent auditor’s report.

2.	Review and approve, at least annually, the internal audit scope, audit plans, budget and staffing and relevant process and programs of the internal audit function. Periodically review the scope, budget and significant results of any internal audit services provided by outside parties. The Committee shall also receive regular reports from the Company’s internal auditor regarding the significant results of internal audits, and whether recommendations made in the audits have been implemented by Company management. The Committee shall meet separately with the senior internal auditor to discuss any matter that members of the Committee or the internal auditor believe should be discussed privately.

3.	Review with the principal executive and financial officers of the Company any report on significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weakness in internal controls identified to the independent auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

Legal Compliance and Ethics Oversight

1.	Review and approve all related-party transactions after reviewing each such transaction for potential conflicts of interests and improprieties. The Committee may delegate review and approval of any compensation-related related-party transactions to the Compensation Committee.

2.	Establish procedures for receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Assure, as necessary that appropriate remedial measures or actions are taken with respect to such complaints or concerns.

3.	Adopt a Code of Ethics for senior financial officers and provide for and review prompt disclosure to the public of any change in, or waiver of such Code of Ethics. Review conduct alleged to be in violation of such Code of Ethics and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

4.	Review management’s monitoring of compliance with the Foreign Corrupt Practices Act.

Other Matters Oversight

1.	Review the Company’s policies and practices with respect to risk management.

2.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

3

3.	Discuss with management the Company’s practices pertaining to foreign exchange, investments and derivatives.

4.	Prepare the Committee’s report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

5.	Regularly report to the Board on the Committee’s activities, recommendations and conclusions.

6.	Review and reassess the Charter’s adequacy at least annually.

7.	Review its own performance, at least annually, for purposes of self-evaluation and to encourage the continuing improvement of the Committee in the execution of its responsibilities.

8.	On an annual basis, determine who among its members is to be designated for disclosure purposes as an “audit committee financial expert” as defined by Securities and Exchange Commission regulations.

General and Resources

1.	Have the authority to pay the fees and expenses of advisors and experts deemed necessary, as determined by the Committee, to permit the Committee to perform its duties under this Charter. The fees and expenses of these advisors and experts shall be paid by the Company.

2.	At its discretion, have the authority to initiate special investigations, and, if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Committee, to fulfill its duties under this Charter.

3.	Also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

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PROXY	QUALCOMM INCORPORATED	PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 13, 2007
     The undersigned hereby appoints Paul E. Jacobs and Steven R. Altman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of QUALCOMM Incorporated (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Copley Symphony Hall, 750 B Street, San Diego, CA 92101, on Tuesday, March 13, 2007 at 9:30 a.m. local time and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
     The shares represented by this proxy card will be voted as directed or, if this card contains no specific voting instructions, the shares will be voted in accordance with the recommendation of the Board of Directors.
     YOUR VOTE IS IMPORTANT. If you will not be voting by telephone or the internet, you are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, which is postage prepaid if mailed in the United States.
(Continued and to be signed on reverse side.)

VOTE BY INTERNET — www.proxyvote.com Have the proxy card ready when you access the simple instructions that appear on your computer screen.

QUALCOMM INCORPORATED 5775 MOREHOUSE DRIVE, N-510F SAN DIEGO, CA 92121

VOTE BY TELEPHONE — 1-800-690-6903 Use any touch-tone telephone! Have this card ready when you call and follow the simple recorded instructions the vote voice provides to you.

VOTE BY MAIL — Mark, sign, and date this proxy card and return it in the postage-paid envelope we have provided.

The Internet and Telephone voting facilities will close at 11:59 p.m. Eastern Standard Time on March 12, 2007.

IF YOU HAVE VOTED OVER THE INTERNET OR BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY. THANK YOU FOR VOTING.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
QLCOM1                        KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
QUALCOMM INCORPORATED
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1-2:

			For	Withhold	Exceptions
1.	To elect six Directors to hold office until the 2008 Annual Meeting of Stockholders.		All	All
			o	o	o

	01) Barbara T. Alexander	04) Sherry Lansing
	02) Raymond V. Dittamore	05) Peter M. Sacerdote
	03) Irwin Mark Jacobs	06) Marc I. Stern

		For	Against	Abstain
2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending September 30, 2007.	o	o	o
To withhold authority to vote for any individual nominee mark the “Exceptions” box and write the number(s) of the nominee(s) on the line below.

Please sign below, exactly as name or names appear on this proxy. If the stock is registered in the names of two or more persons, each should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign.

Signature	Date	Signature (Joint Owners)	Date

*** INVESTOR PROXY VOTING ALERT ***
As you may know, the rules for voting for the election of directors may be eliminated in the near future. Currently, your broker has discretion to vote on your behalf for the election of directors even if you fail to instruct your broker to vote your shares.
However, if discretionary voting on directors is abolished, your broker may no longer be allowed to vote on your behalf on the election of directors. It will be necessary for you to actually vote any proxies you receive in order for your vote to be counted.
We are reaching out to all of our stockholders to inform them of this important potential change to the broker voting rules. This change is significant and could cost your company additional time and money if you, our stockholders, do not take the time to vote your proxies as soon as they are received.
The quickest and easiest ways for you to vote your shares are by using the telephone or the Internet. We urge you to use these methods to vote your shares. Please check your voting form for instructions on how to vote using the telephone or Internet.
We urge you to vote the enclosed proxy even though this year your broker still has discretionary authority to vote your shares. As a reminder, please vote all management proxies you receive in the future to help save us time and money.
If you have any questions about this notice, please feel free to call our Proxy Solicitor, Morrow & Co., at 1-800-607-0088. Morrow will be able to answer any questions you may have about this important topic.
Sincerely,
Your Board of Directors